EXHIBIT 23.2


                        CONSENT OF KPMG PEAT MARWICK LLP


The Board of Directors
Meritrust Federal Savings Bank:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG Peat Marwick LLP


Baton Rouge, Louisiana
January 29, 1998



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